EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
CELGENE CORPORATION:

We consent to the use of our report included herein and to the reference to our firm under the heading "EXPERTS" in the prospectus.

/s/ KPMG LLP
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    KPMG LLP

Short Hills, New Jersey
January 18, 2000